UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2022

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Tabula Rasa HealthCare, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 14, 2022 (the “Cooperation Agreement 8-K”), on September 13, 2022, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Indaba Capital Management, L.P. (“Indaba”). The Cooperation Agreement provided for, among other matters, that A Gordon Tunstall would voluntarily resign from the Company’s Board of Directors (the “Board”) on the earlier of: (x) the appointment of a new independent director designated by Indaba, who is racially or ethnically diverse, subject to the Board’s approval; and (y) December 31, 2022.

Following notification from the Chair of the Board that Indaba had identified a new independent director consistent with the terms of the Cooperation Agreement, on October 6, 2022, Mr. Tunstall resigned from the Board, effective immediately.

On October 10, 2022, and pursuant to the terms of the Cooperation Agreement, the Board appointed Ronald Mitchell as a Class III member of the Board (the “Appointment”) to fill the vacancy created by the resignation of Mr. Tunstall. As a Class III director, Mr. Mitchell’s term will expire at the Company’s 2025 annual meeting of stockholders; provided, however, that Mr. Mitchell intends to voluntarily stand for election at the Company’s 2023 annual meeting of stockholders and 2024 annual meeting of stockholders. Mr. Mitchell has been appointed to serve on the Board’s Compensation Committee and Strategic Review Committee.

Mr. Mitchell will receive the same benefits and the same compensation as other non-management directors on the Board pursuant to the Company’s non-employee director compensation policy, as described on page 32 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022.

Other than as described in Item 1.01 of the Cooperation Agreement 8-K and the Cooperation Agreement, there are no arrangements or understandings between Mr. Mitchell or any other persons pursuant to which he was named a director of the Company. There are no family relationships between Mr. Mitchell and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Mitchell that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to the Cooperation Agreement 8-K and is incorporated herein by reference.

Item 7.01.            Regulation FD Disclosure.

On October 11, 2022, the Company issued a press release announcing the Appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Cooperation Agreement, by and between Tabula Rasa HealthCare, Inc. and Indaba Capital Management, L.P., dated as of September 13, 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on September 14, 2022)

99.1	Tabula Rasa HealthCare, Inc. Press Release, dated October 11, 2022

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

* Certain of the exhibits and schedules to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Brian W. Adams
Brian W. Adams
Interim Chief Executive Officer

Dated: October 11, 2022